Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

PIC AU HOLDINGS LLC AND PIC AU HOLDINGS CORPORATION, WHOLLY‐OWNED SUBSIDIARIES OF PEABODY, ANNOUNCE REPURCHASE OF $50 MILLION OF TERM LOAN DEBT, AND OFFER TO PURCHASE UP TO AN ADDITIONAL $50 MILLION OF 10.000% SENIOR SECURED NOTES DUE 2024

ST. LOUIS, May 26, 2022 /PRNewswire/ — Wholly‐owned subsidiaries of Peabody (NYSE: BTU), PIC AU Holdings LLC, a Delaware limited liability company (the "Main Issuer"), and PIC AU Holdings Corporation, a Delaware corporation (together with the Main Issuer, the "Co‐Issuers"), today announced that the Co-Issuers successfully completed the repurchase of $50.0 million aggregate principal amount of the Co-Issuers’ 10.000% senior secured term loan due 2024 at a weighted average purchase price of 103.91% of par, in accordance with the Credit Agreement, dated January 29, 2021, among the Co-Issuers, as co-borrowers, the lenders party thereto from time to time and Wilmington Trust, National Association (as successor to JPMorgan Chase Bank, N.A.), as administrative agent, which governs the term loans.

The Co-Issuers also announced today an offer to purchase (the "Offer") for cash up to $50.0 million aggregate principal amount (the " Offer Amount") of their 10.000% Senior Secured Notes due 2024 (the "Notes"), at a purchase price equal to 103.91% of the principal amount of the Notes repurchased in the Offer, plus accrued and unpaid interest, if any, to, but excluding, the settlement date for the Offer, on the terms and subject to the conditions set forth in the Co-Issuer’s Offer to Purchase, dated May 26, 2022 (the "Offer to Purchase"). The Notes are governed by an indenture, dated January 29, 2021, by and among the Co-Issuers, Wilmington Trust, National Association, as trustee, and Peabody (on a limited basis, to the extent of its obligations specifically set forth in the Indenture) (as amended and restated by the First Supplemental Indenture dated February 3, 2021, and as further amended, supplemented, restated or otherwise modified to the date hereof, the "Indenture").

Under the terms of the Indenture, no later than 30 business days following any voluntary prepayment, repayment or repurchase of term loans, the Co-Issuers are required to make an offer to purchase an aggregate principal amount of Notes equal to the aggregate principal amount of term loans so prepaid, repaid or repurchased. The Offer is intended to satisfy this requirement.

The Offer will expire at 5:00 p.m., New York City time, on June 27, 2022, unless extended or earlier terminated by the Co-Issuers in accordance with the terms of the Offer and the Indenture (the "Expiration Time"). Subject to the Offer Amount, for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) prior to the Expiration Time and accepted by the Co-Issuers for purchase in the Offer, holders of Notes will receive the Offer Price of $1,039.10 in cash, plus accrued and unpaid interest as set forth in the Indenture, to, but excluding, the settlement date for the Offer. Tendered Notes may be validly withdrawn at any time prior to the Expiration Time, unless extended or earlier terminated by the Co-Issuers. The settlement date for the Offer is currently expected to be the second business day following the Expiration Time.

If the aggregate principal amount of Notes tendered in the Offer exceeds the Offer Amount of $50.0 million, the Co-Issuers will purchase Notes having an aggregate principal amount equal to the Offer Amount on a pro rata basis (subject to the applicable procedures of The Depository Trust Company), with adjustments so that only Notes in multiples of $1,000 principal amount (and in a minimum principal amount of $2,000) will be purchased.

This announcement is not an offer to purchase or sell, or a solicitation of an offer to purchase or sell, any securities in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

Peabody (NYSE: BTU) is a leading coal producer, providing essential products for the production of affordable, reliable energy and steel. Our commitment to sustainability underpins everything we do and shapes our strategy for the future.

Contact:
Alice Tharenos
314.342.7890

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering and the intended use of the proceeds. All forward-looking statements speak only as of the date they are made and reflect Peabody's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Peabody’s common stock and risks relating to Peabody’s business, including those described in Peabody’s most recent Annual Report on Form 10-K and in other periodic reports that Peabody files from time to time with the SEC. Peabody may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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